UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2017 (February 14, 2017)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-8546	22-2465228
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue

New York, New York 10022
(Address of principal executive offices and zip code)

(212) 235-2190
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2017, Trinity Place Holdings Inc., a Delaware corporation (the “Company”) entered into a Private Placement Agreement (the “Agreement”) with certain investors (“Investors”), pursuant to which the Company issued to the Investors an aggregate of 3,585,000 shares of its common stock, par value $0.01 per share, at a price of $7.50 per share (the “Common Stock”), for aggregate gross proceeds to the Company of $26,887,500, which closed on the same day. The Agreement contains customary representations, warranties, covenants, conditions and indemnities for agreements of this type.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, the form of which is attached as an exhibit to the Agreement attached as an exhibit to this Current Report on Form 8-K.  Pursuant to the Registration Rights Agreement, the Company is required to file, within a specified time period, a shelf registration statement registering offers and sales of the shares acquired by the Investors pursuant to the Agreement and in the Secondary Transaction, as defined below.

The chairman of the board of directors of the Company, Alexander Matina, is a representative of MFP Partners, L.P, one of the Investors in the private placement. Mr. Matina recused himself from the deliberations by the board of directors regarding the approval of the Agreement.

Contemporaneously with the closing of the private placement, certain of the Investors purchased an aggregate of 625,000 shares of Common Stock from certain existing shareholders of the Company, including DS Advisors, an employee of which, Marina Shevyrtalova, is a member of the Company's board of directors (the “Secondary Transaction”).

The foregoing description of the Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On February 14, 2017, the Company issued a press release announcing the transaction (the “February 14 Release”). A copy of the February 14 Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02   Unregistered Sales of Equity Securities

Pursuant to the Agreement, the Company issued an aggregate of 3,585,000 unregistered shares of common stock to the Investors.  The sale of the shares of common stock in accordance with the Agreement was made in reliance on the exemption from registration of Section 4(a)(2) of the Securities Act of 1933, as amended. A description of the Agreement is set forth above in Item 1.01 and is incorporated by reference herein as if fully set forth herein.

Item 8.01 Other Events.

The Company announced in the February 14 Release that its Board of Directors approved a rights offering to be made to its holders of common stock, as of the as-yet undetermined record date, which would entitle the security holders as of the record date to purchase shares of common stock at $7.50 per share. On February 17, 2017, the Company issued a press release announcing that a record date of March 1, 2017 has been set for its proposed rights offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed herewith:

10.1	Private Placement Agreement, by and among the Company and the investors identified on Schedule A therein, dated as of February 14, 2017 (including the form of Registration Rights Agreement).

99.1	Press Release, dated February 14, 2017.

99.2	Press Release, dated February 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

Date: February 21, 2017	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer